Exhibit 99.1

NEWMARKET CORPORATION ANNOUNCES THE ACQUISITION OF AMPAC INTERMEDIATE HOLDINGS, LLC

Richmond, VA, December 4, 2023 - NewMarket Corporation (NYSE: NEU) today announced its entry into a definitive purchase agreement to acquire AMPAC Intermediate Holdings, LLC, the ultimate parent company of American Pacific Corporation (AMPAC), for approximately $700 million.

Based in Cedar City, Utah, AMPAC is the leading North American manufacturer of critical performance additives used in solid rocket motors for space launch and military defense applications. AMPAC is qualified on many NASA and Department of Defense programs, and has been serving space launch and national defense programs for more than sixty years. AMPAC also manufactures Halotron BrX, a clean and environmentally friendly fire extinguishing agent that replaces legacy high ozone-depleting fire extinguishing agents. Founded in 1955, AMPAC has one operating facility and approximately 150 full-time employees. The acquisition of AMPAC expands NewMarket’s exposure to mission critical, resilient sectors.

NewMarket has been in the manufacturing industry since 1887 and has been in the specialty chemicals business for nearly 100 years. Our company has a long-term commitment to its people, to safety, to providing innovative solutions for our customers, and to making the world a better place. With extensive research, development and testing expertise, we collaborate with our customers to provide the most advanced products, comprehensive testing programs, and superior technical solutions tailored to their individual needs.

Thomas E. Gottwald, NewMarket’s Chairman and CEO, said: “We are excited about the opportunity to acquire AMPAC. With consistent cash generation, sustainable competitive advantages in vital markets, and an experienced management team, it is a terrific fit with our acquisition and diversification criteria. We view AMPAC as a strategic, national asset with a mission-critical role in global safety, security, and space programs, and we believe NewMarket is the right long-term owner for this essential business. We look forward to welcoming the entire AMPAC team into the NewMarket family.”

The transaction is expected to close during the first quarter of 2024. The closing is conditioned upon the satisfaction or waiver of customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. NewMarket expects to finance the acquisition with available cash and borrowings under its revolving credit facility.

NewMarket Corporation, through its subsidiaries Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated additive packages to market-general additives, the NewMarket family of companies provides the world with the technology to make engines run smoother, machines last longer, and fuels burn cleaner.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, a failure to obtain timely clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or a failure by one or more parties to satisfy any other applicable conditions to closing the acquisition, as well as other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

CONTACTS:

William J. Skrobacz

Investor Relations

Phone: 804.788.5555

Fax: 804.788.5688

Email: investorrelations@newmarket.com